Exhibit 99.1
Farmer Bros Co.
Properties

Executive Offices
20333 South Normandie Avenue, Torrance, California*
120 W. Whitehall Avenue, Northlake, Illinois
9120 N.E. Alderwood Rd., Portland, Oregon

Plants

20333 South Normandie Avenue, Torrance, California*
9120 N.E. Alderwood Rd., Portland, Oregon
235 N Norwood Ave., Houston, Texas*

Distribution Centers

20333 South Normandie Avenue, Torrance, California*
120 W. Whitehall Ave., Northlake, Illinois
75 State Street, Moonachie, New Jersey
13131Broadway Ext., Oklahoma City, Oklahoma*
235 N Norwood Ave., Houston, Texas*
9120 N.E. Alderwood Rd., Portland, Oregon

Branch Warehouses

Arizona	Arizona	Arizona
FLAGSTAFF*	LAKE HAVASU*	PHOENIX*
2385 N. Walgreen Street	1105 Aviation Dr.	1060 W. Alameda Dr.
Tempe

Arizona	Arizona	Arkansas
TUCSON*	YUMA	SPRINGDALE
3818 South Evans Blvd.	3914 E. 41ST Place Ste 4	543 Madison
Springdale

Arkansas	California	California
LITTLE ROCK	BAKERSFIELD*	BISHOP*
7630 Hardin Drive	8802 Swigert Ct.	324 E. Clarke Street
North Little Rock

California	California	California
CASTROVILLE*	CHICO*	RIALTO*
11460 Commercial Parkway	480 Ryan Ave., Ste 100	2751 S. Lilac Ave.

California	California	California
EUREKA	FRESNO*	LANCASTER*
417 W. Wabash Ave.	4576 N. Bendel	42138 7th Street West

California	California	California
LOS ANGELES SF VALLEY*	OAKLAND*	PALM SPRINGS*
9373 Remick Ave.	9845 Kitty Lane	72205 Corporate Way
Arleta		Thousand Palms

California	California	California
SACRAMENTO*	SAN DIEGO*	SAN JOSE*
2450 Boatman Ave.	7855 Ostrow St., B	1462 Seareel Pl.

California	California	California
SAN LUIS OBISPO	SANTA ANA*	SANTA FE SPRINGS*
3450 Broad St.	3921 W. Segerstrom Ave.	9901 Bell Ranch Road

California	California	California
SANTA ROSA*	STOCKTON*	TORRANCE*
470 E. Todd Rd.	4243 Arch Road	20333 S. Normandie Ave.

California	California	Colorado
VENTURA*	VICTORVILLE*	COLORADO SPRINGS
1350 Stellar Dr.	17190 Yuma St.	6150 Stadia Court.
Oxnard

Colorado	Colorado	Colorado
DENVER*	FORT COLLINS*	GRAND JUNCTION*
5595 Joliet Street	4500 Innovation Drive	2848 Chipeta Ave., #B

Connecticut	Florida	Florida
WATERBURY	MEDLEY	ORLANDO
54 Great Halls Rd.	9314 NW 102 St.	7100 TPC Dr. Ste 650
Naugatuck

Florida	Georgia	Idaho
TAMPA	ATLANTA	BOISE
4717 Oak Fair Blvd.	1400 Northbrook Parkway 300-370	7235 Bethel Street
Suwanee

Idaho	Idaho	Illinois
IDAHO FALLS*	TWIN FALLS	MOLINE
805 S. Saturn Ave.	258 6th Ave. W	2950 38th Avenue

Illinois	Illinois	Indiana
NORTHLAKE	SPRINGFIELD	EVANSVILLE
100 W. Whitehall Av.	3430 Constitution Dr. #122	1905 N. Kentucky Ave.

Indiana	Indiana	Iowa
INDIANAPOLIS*	MERRILLVILLE	DES MOINES
1417 Southeastern Ave.	1503 E. 91st Dr.	1662 N.E. 55th Ave.

Iowa	Kansas	Louisana
OMAHA*	WICHITA	SHREVEPORT
3217 Nebraska Ave.	427 S. Washington	4113 Metro Dr
Council Bluffs

Maryland	Massachusetts	Michigan
JESSUP	NORTH BILLERICA	PLYMOUTH
8268 Preston Ct.	18 Esquire Rd.	9260 General Dr.

Michigan	Michigan	Minnesota
SAGINAW	GRAND RAPIDS/WYOMING	BRAINERD
3691 Fashion Square Bl.	3322 Lousma Southeast Ste 503&504	414 South 7th St.

Minnesota	Minnesota	Missouri
DULUTH	ROCHESTER	KANSAS CITY*
4314 Enterprise Cr.	7700 Air Commerce Drive #104	9 N.E. Skyline Dr.
Lee’s Summit
Missouri	Missouri	Montana
SPRINGFIELD	ST. LOUIS*	BILLINGS*
540A N.Cederbrook	12832 Pennridge Dr.	2625 Enterprise Ave.
Bridgeton

Montana	Montana	Nebraska
GREAT FALLS*	MISSOULA	NORTH PLATTE
2600 16th St. N.E.	2720 Palmer St. Unit E	601 Sioux Meadow
Black Eagle

Nevada	Nevada	Nevada
CARSON CITY*	ELKO*	LAS VEGAS
3880 Technology Way	460 S. A Street	6630 Arroyo Springs St.
Ste 300&400

Nevada	New Jersey	New Jersey
ST. GEORGE	MOONACHIE	RUNNEMEDE
988 W. Sunset Blvd., 4 & 5	75 State St.	90 Ninth Ave.

New Mexico	New Mexico	New Mexico
ALBUQUERQUE*	FARMINGTON	ROSWELL*
5911 Office Blvd.	1414 Schofield Lane	710 E. College

New York	North Dakota	North Dakota
EAST SYRACUSE	BISMARCK	FARGO
6838 Ellicott Dr.	2001 3rd Street SE	710 38th St. N.W.‑ Unit B,C,D

North Dakota
GRAND FORKS
2402 N. 42nd St.

Ohio	Ohio	Ohio
CINCINNATI	COLUMBUS	LIMA
4784 Interstate Drive Bldg #2	2543 Westbelt Dr.	1658 W. Breese Rd.

Ohio	Oklahoma	Oklahoma
CLEVELAND	OKLAHOMA CITY*	TULSA
9090 Bank Road	13131Broadway Ext.	170 S. 123 E. Place
Valley View
Oregon	Oregon	Oregon
BEND	EUGENE	MEDFORD
20409 N.W. Cady Way	2495 Unit C Prairie Rd.	777 East Vilas Rd.
Central Point
Oregon	Pennsylvania	Pennsylvania
PORTLAND*	CRANBERRY TOWNSHIP	STROUDSBURG
7515 N.E. 33rd Dr.	215 Commerce Park Dr.	201A North 1st St.

South Dakota	South Dakota	Tennessee
RAPID CITY*	SIOUX FALLS	MEMPHIS*
2030 Creek Dr.	926 W. Cherokee	5753 E. Shelby Dr., Ste 1

Texas	Texas	Texas
AMARILLO	AUSTIN*	CORPUS CHRISTI
2100 SE 10th Ave.	2004 Lamar Dr., Round Rock	3909 Wow Road

Texas	Texas	Texas
DALLAS/FT. WORTH*	EL PASO*	HOUSTON*
744 Avenue H East	1325 Don Haskins Dr.	6300 West by NW Blvd.
Arlington		Ste 400

Texas	Texas	Texas
HOUSTON	LUBBOCK	McALLEN*
235 N. Norwood Ave.	1608 D. N. University	1312 E. Laurel

Texas	Texas	Texas
ODESSA	SAN ANTONIO*	WICHITA FALLS
2017 W. 7th	4930 Center Park	1404 Beverly Drive

Texas	Utah	Washington
SALT LAKE CITY*	SEATTLE*	SPOKANE*
2230 So. 2000 West	8660 Willows Rd.	E. 10915 Montgomery Dr.
Redmond

Washington	Washington	Washington
TACOMA	YAKIMA*	EAU CLAIRE
9412 Front Street	2301 S. 18th Street	124 Race
Lakewood	Union Gap

Wisconsin	Wisconsin	Wisconsin
LA CROSSE	LITTLE CHUTE	MADISON
1236 Clinton St.	700 Moasis Dr.	4021 Owl Creek Drive

Wisconsin	Wisconsin	Wyoming
PEWAUKEE	SCHOFIELD	CASPER*
W232 N 2960 Roundy Circle W	3613 Schofield Ave.	2170 N. Old Salt Creek Hwy.
Ste 100

*owned